FIRST TENNESSEE NATIONAL CORPORATION
1995 EMPLOYEE STOCK OPTION PLAN
(As Amended and Restated July 19, 2005)

1.             Purpose.  The 1995 Employee Stock Option Plan (the “Plan”) of First Tennessee National Corporation and any successor thereto (the “Company”) is designed to enable employees of the Company and its subsidiaries to obtain a proprietary interest in the Company, and thus to share in the future success of the Company’s business. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interest between employees and shareholders.

2.             Definitions. As used in the Plan, the following terms shall have the respective meanings set forth below:

                (a)         “Change in Control” means the occurrence of any one of the following events:

(i)	individuals who, on January 21, 1997, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)	any “Person” (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a “Subsidiary”), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii)	the shareholders of the Company approve a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable.

Notwithstanding the foregoing, a change in control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

(b)	“Committee” means the Stock Option Committee or any successor committee designate by the Board of Directors to administer the Stock Option Plan, as provided in Section 5(a) hereof.

(c)	“Early Retirement” means termination of employment after an employee has fulfilled all service requirements for an early pension, and before his or her Normal Retirement Date, under the terms of the First Tennessee National Corporation Pension Plan, as amended from time to time.

(d)	“Quota” means the portion of the total number of shares subject to an option which the grantee of the option may purchase during several periods of the term of the option (if the option is subject to quotas), as provided in Section 8(b) hereof. SAR’s are granted, if at all, at the time of granting a stock option. If a stock option is subject to quotas, the related SAR is subject to the same quotas.

(e)	“Retirement” means termination of employment after an employee has fulfilled all service requirements for a pension under the terms of the First Tennessee National Corporation Pension Plan, as amended from time to time.

(f)	“Subsidiary” means a subsidiary corporation as defined in Section 425 of the Internal Revenue Code.

(g)	“Successor” means the legal representative of the estate of a deceased grantee or the person or persons who shall acquire the right to exercise an option or related SAR by bequest or inheritance or by reason of the death of the grantee, as provided in Section 10 hereof.

(h)	“Term of the Option” means the period during which a particular option or related SAR may be exercised in Section 8(a) hereof.

(i)	“Three months after cessation of employment” means a period of time beginning at 12:01 A.M. on the day following the date notice of termination of employment was given and ending at 11:59 P.M. on the date in the third following month corresponding numerically with the date notice of termination of employment was given (or in the event that the third following month does not have a date so corresponding, then the last day of the third following month).

(j)	“Five years after (an event occurring on day x)” and “five years from (an event occurring on day x)” means a period of time beginning at 12:01 A.M. on the day following day x and ending at 11:59 P.M. on the date in the fifth following year corresponding numerically with day x (or in the event that the fifth following year does not have a date so corresponding, then the last day of the sixtieth following month).

(k)	“Voluntary Resignation” means any termination of employment that is not involuntary and that is not the result of the employee’s death, disability, early retirement or retirement.

(l)	“Workforce reduction” means any termination of employment of one or more employees of the Company or one or more of its subsidiaries as a result of the discontinuation by the Company of a business or line of business or a realignment of the Company, or a part thereof, or any other similar type of event; provided, however, in the case of any such event (whether the termination of employment was a result of a discontinuation, a realignment, or another event), that the Committee or the Board of Directors has designated the event as a “workforce reduction” for purposes of this Plan.

3.            Effective Date of Plan. The Plan shall become effective when approved at a shareholder’s meeting by the holders of a majority of the shares of Company common stock present or represented at the meeting and entitled to vote on the Plan. No options or related SAR’s may be granted under the Plan after the month and day in the year 2005 corresponding to the day before the month and day on which the Plan becomes effective. The term of option granted on or before such date may, however, extend beyond that date, but no incentive stock options may be granted which are exercisable after the expiration of ten (10) years after the date of the grant.

4.            Shares Subject to the Plan.

(a)	The Company may grant options and related SAR’s under the Plan authorizing the issuance of no more than 3,000,000 shares of its $1.25 par value common stock, which will be provided from shares purchased in the open market or privately (that became authorized but unissued shares under state corporation law) or by the issuance of previously authorized but unissued shares.

(b)	When an option is granted under the Plan, the Committee in its sole discretion may include the grant of a SAR permitting the grantee to elect to receive stock or cash or a combination thereof in exchange for the surrender the unexercised related option or portion thereof. Solely with respect to grantees subject to the reporting and short-swing profits provisions of Section 16 of the Securities Exchange Act of 1934 (“Section 16 grantees”), the Committee shall have the sole discretion to consent to or disapprove the election of the grantee to receive cash in full or partial settlement of the SAR. With respect to all other grantees, the election is final without any action by the Committee.

(c)	Shares as to which options and related SAR’s previously granted under this Plan shall for any reason lapse shall be restored to the total number available for grant of options. Shares subject to options surrendered in exchange for the exercise of a SAR shall not be restored to the total number available for the grant of options or related SAR’s.

5.            Plan Administration.

(a)	The Plan shall be administered by a Stock Option Committee (the “Committee”) whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Company. In addition, all members shall be directors and shall meet the definitional requirements for “disinterested person” (with any exceptions therein permitted) contained in the then current SEC Rule 16b-3 or any successor provision.

(b)	The Committee shall adopt such rules of procedure as it may deem proper.

(c)	The powers of the Committee shall include plenary authority to interpret the Plan, and subject to the provisions hereof, to determine the persons to whom options and related SAR’s shall be granted, the number of shares subject to each option and related SAR, the term of option and related SAR, and the date on which options and related SAR’s shall be granted.

6.            Eligibility.

(a)	Options and related SAR’s may be granted under the Plan to employees of the Company or any subsidiary selected by the Committee. Determination by the Committee of the employees to whom options and related SAR’s shall be granted shall be conclusive.

(b)	An individual may receive more than one option and related SAR, subject, however, to the following limitations: (i) in the case of an incentive stock option (as described in Section 422A of the Internal Revenue Code of 1986), the aggregate fair market value (determined at the time the options are granted) of the Company’s common stock with respect to which incentive stock options are exercisable for the first time during any calendar year by any individual employee (under this Plan and all other similar plans of the Company and its subsidiaries) shall not exceed $100,000, and (ii) the maximum number of shares with respect to which options or SAR’s are granted to an individual during the term of the Plan, as defined in Section 3 hereof, shall not exceed 200,000 shares. Incentive stock options granted hereunder shall be clearly identified as such at the time of grant.

7.            Option Price. The option price per share to be paid by the grantee to the Company upon exercise of the option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the share at the time the option is granted, nor shall the price per share be less than the par value of the share. Notwithstanding the prior sentence, the option price per share may be less than 100% of the fair market value of the share at the time the option is granted if:

(a)	The grantee of the option has entered into an agreement with the Company pursuant to which the grant of the option is in lieu of the payment of compensation; and

(b)	The amount of such compensation when added to the cash exercise price of the option equals at least 100% of the fair market value (at the time the option is granted) of the shares subject to option.

“Fair market value” for purposes of the Plan shall be the mean between the high and low sales prices at which shares of the Company were sold on the valuation day as quoted by the Nasdaq Stock Market or, if there were no sales on that day, then on the last day prior to the valuation day during which there were sales. In the event that this method of valuation is not practicable, then the Committee, in its discretion, shall establish the method by which fair market value shall be determined.

8.            Terms or Quotas of Options and Related SAR’s:

(a)	Term. Each option and related SAR granted under the Plan shall be exercisable only during a term (the “Term of the Option”) commencing one year, or such other period of time (which may be less than or more than one year) as is determined to be appropriate by the Committee, after the date when the option or related SAR was granted and ending (unless the option and related SAR shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee.

Notwithstanding the foregoing, each option and related SAR granted under the Plan shall become exercisable in full immediately upon a Change in Control.

(b)	Quotas. The Committee shall have authority to grant options and related SAR’s exercisable in full at any time during their term, or exercisable in quotas. Quotas or portions thereof not purchased in earlier periods shall be cumulated and be available for purchase in later periods. In exercising his or her option or related SAR, the grantee may purchase less than the full quota available to him or her.

(c)	Exercise of Stock Options. Stock options shall be exercised by delivering, mailing, or transmitting to the Committee or its designee the following items:

(i)	A notice, in the form, by the method, and at times prescribed by the Committee, specifying the number of shares to be purchased; and

(ii)	A check or money order payable to the Company for the full option price.

In addition, the Committee in its sole discretion may determine that it is an appropriate method of payment for grantees to pay, or make partial payment of, the option price with shares of Company common stock, $1.25 par value, in lieu of cash. In addition, in its sole discretion the Committee may determine that it is an appropriate method of payment for grantees to pay for any shares subject to an option by delivering a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of Company common stock surrendered in payment of the exercise price shall be its fair market value, determined pursuant to Section 7, on the date of exercise. Upon receipt of such notice of exercise of a stock option and upon payment of the option price by a method other than a cashless exercise, the Company shall promptly deliver to the grantee (or in the event the grantee has executed a deferral agreement, the Company shall deliver to the grantee at the time specified in such deferral agreement) a certificate or certificates for the shares purchased, without charge to him or her for issue or transfer tax.

(d)	Exercise of SAR’s. Except as required by subsection 8(e), a SAR shall be exercised by delivering, mailing, or transmitting to the Committee or its designee a notice in the form, by the method, and at times prescribed by the Committee, specifying the grantee’s election, in accordance with Subsection 4(b), to receive cash, stock, or a combination thereof in full or partial settlement of the SAR, or a portion thereof.

(e)	Cash Settlements of SAR’s by Section 16 Grantees. Notwithstanding subsection 8(d), solely with respect to Section 16 grantees, an election to receive cash in full or partial settlement of a SAR or a portion thereof and the actual exercise of such SAR shall be made by delivering, mailing, or transmitting, to the Committee or its designee during the period beginning on the third business day following the release for publication of the Company’s quarterly or annual sales and earnings and ending on the twelfth business day following such date a notice, in the form and by the method prescribed by the Committee, specifying the grantee’s election to receive cash in full or partial settlement of the SAR, or a portion thereof. Such notice shall constitute both the grantee’s election to receive cash and the actual exercise of the SAR for a cash settlement.

(f)	SAR payments. Upon the exercise of a SAR in accordance with subsection 8(d), the Company shall promptly deliver to the grantee stock or cash or a combination thereof, in such proportion as has been elected by the grantee pursuant to subsection 8(d), equal to:

(i)	The fair market value, as determined in Section 7, of one share of Company common stock on the date of exercise of the SAR: minus

(ii)	The option price of the related option; multiplied by

(iii)	The number of shares subject to option which are being surrendered in exercise of the SAR, or portion thereof. Provided, however, solely for the purpose of exercising an SAR, the per share gain to the grantee as measured by the difference between the fair market value, as described in (i), and the option price, as described in (ii), shall not exceed 200% of the option price. For example, if the option price is $12 per share, the gain may not exceed $24 per share or, in this example, be based on a fair market value at the time of exercise in excess of $36.

(g)	SAR payments to Section 16 Grantees. Upon the exercise of a SAR in accordance with subsection 9(e), the Company shall promptly deliver to the grantee cash or the combination of stock and cash, in such proportion as has been elected by the grantee and consented to by the Committee pursuant to subsections 4(b) and 8(e), equal to:

(i)	The highest fair market value, as determined in Section 7, of one share of Company common stock occurring during ten business day period specified in subsection 8(e) during which the grantee makes his election and exercises the SAR; minus

(ii)	The option price of the related option; multiplied by

(iii)	The number of shares subject to option which are being surrendered in exercise of the SAR, or portion thereof. Provided, however, solely for the purpose of exercising an SAR, the per share gain to the grantee as measured by the difference between the fair market value, as described in (i), and the option price, as described in (ii), shall not exceed 200% of the option price. For example, if the option price is $12 per share, the gain may not exceed $24 per share or, in this example, be based on a fair market value at the time of exercise in excess of $36.

(h)	Postponements. The Committee may postpone any exercise of an option or related SAR for such period of time as the Committee in its discretion reasonably believes necessary to prevent any acts or omissions that the Committee reasonably believes will be or will result in the violation of any state or federal law; and the Company shall not be obligated by virtue of any provision of the Plan or the terms of any prior grant of an option or related SAR to recognize the exercise of an option or related SAR or to sell or issue shares during the period of such postponement. Any such postponement shall automatically extend the time within which the option or related SAR may be exercised, as follows: The exercise period shall be extended for a period of time equal to the number of days of the postponement, but in no event shall the exercise period be extended beyond the last day of the postponement for more days than there were remaining in the option or related SAR’s exercise period on the first day of the postponement. Neither the Company, nor its directors of officers, shall have any obligation or liability to the grantee of an option or related SAR or to a successor with respect to any shares as to which the option or related SAR shall lapse because of such postponement.

(i)	Non-Transferability. All options and related SAR’s granted under the Plan shall be non-transferable other than by will or by the laws of descent and distribution, subject to Section 10 hereof, and an option or related SAR may be exercised during the lifetime of the grantee only by him or her or by his/her guardian or legal representative. Also, if required by the then current Rule 16b-3, or any successor provision, and solely with respect to Section 16 grantees, common stock acquired upon the exercise of an option or related SAR may not be sold for at least six months after acquisition, except in the case of such grantee’s death or disability. Also, if required by the then current Rule 16b-3, or any successor provision, and solely with respect to Section 16 grantees, then notwithstanding anything hereunto the contrary, options and SAR’s are not exercisable for at least six months after grant except in the case of death or disability.

(j)	Certificates. The stock certificate or certificates to be delivered under this Plan may, at the request of the grantee, be issued in his or her name or, with the consent of the Company, the name of another person as specified by the grantee.

(k)	Restrictions. This subsection (k) shall be void and of no legal effect in the event of a Change of Control. Notwithstanding anything in any other section or subsection herein to the contrary, the following provisions shall apply to all options and related SAR’s (except options and, if any, related SAR’s designated by the Committee as FirstShare options and related SAR’s), exercises and grantees. An amount equal to the spread realized in connection with the exercise of an option or SAR within six months prior to a grantee’s voluntary resignation shall be paid to the Company by the grantee in the event that the grantee, within six months following voluntary resignation, engages, directly or indirectly, in any activity determined by the Committee to be competitive with any activity of the Company or any of its subsidiaries.

(l)	Taxes. The Company shall be entitled to withhold the amount of any tax attributable to amounts payable or shares deliverable under the Plan, and the Company may defer making payment or delivery of any benefits under the Plan if any tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules which it may adopt, permit a grantee to satisfy, in whole or in part, any federal, state and local withholding tax obligation which may arise in connection with the exercise of a stock option or SAR, by electing either:

(i)	To have the Company withhold shares of Company common stock from the shares to be issued upon the exercise of the option or SAR;

(ii)	To permit a grantee to tender back shares of Company common stock issued upon the exercise of an option or SAR; or

(iii)	To deliver to the Company previously owned shares of Company common stock having a fair market value equal to the amount of the federal, state, and local withholding tax associated with the exercise of the option or SAR.

(m)	Additional Provisions Applicable to Option Agreements in Lieu of Compensation. If the Committee, in its discretion permits participants to enter into agreements as contemplated by Section 7 herein, then such agreements must be irrevocable and cannot be changed by the participant once made, and such agreements must be made at least prior to the performance of any services with respect to which an option may be granted. Also, solely with respect to Section 16 grantees, the date of the grant of any option pursuant to an agreement contemplated by Section 7 herein must be at least six months after the date on which a participant enters into such agreement, and the exercise price must be determined by reference to the fair market value of the Company’s shares on the date of grant. If any participant who enters into such an agreement terminates employment prior to the grant of the option, then the option will not be granted and all compensation which would have been covered by the option will be paid to the participant in cash.

9.            Exercise of Option by Grantee on Cessation of Employment.

(a)	If a person to whom an option has been granted shall cease, for a reason other than his or her death, disability, early retirement, retirement, workforce reduction, or voluntary resignation, to be employed by the Company or a subsidiary, the option and related SAR shall terminate three months after the cessation of employment, unless it terminates earlier under other provisions of the Plan. Until the option or related SAR terminates, it may be exercised by the grantee for all or a portion of the shares as to which the right to purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in Section 8 hereof. If a person to whom an option or related SAR has been granted shall retire or become disabled, the option and related SAR shall terminate five years after the date of early retirement, retirement or disability, unless it terminates earlier under the Plan. Although such exercise by a retiree or disabled grantee is not limited to the exercise rights which had accrued at the date of early retirement, retirement or disability, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof. If a person shall voluntarily resign, his option and related SAR to the extent not previously exercised shall terminate at once. In the event that the sale of certain assets and assumption of certain liabilities (referred to herein as “the sale of the Division”) of the HomeBanc Mortgage Corporation division (the “Division”) of First Horizon Home Loan Corporation occurs, then notwithstanding anything herein to the contrary, if the grantee of one or more stock options described in the second sentence of Section 7 of the Plan is employed by the Division immediately prior to the closing of the sale of the Division and is not an employee of the Equibanc department of the Division and if the employment of the grantee of such option or options terminates at the time of the closing of the sale of the Division, then each of such stock options shall terminate at 5:00 p.m. Memphis time on the fifth anniversary of the closing of the sale of the Division (or if such date is not a business day, then on the immediately preceding business day), unless it terminates earlier under the Plan. The exercise of each of such options is subject to all applicable conditions and restrictions provided in Section 8 hereof. If the grantee of one or more stock options described in the second sentence of Section 7 of the Plan or as to which the number of shares awarded was based on a formula which included a percentage of the grantee’s annual bonus or target bonus or participation in a bonus plan shall cease to be employed as a result of a workforce reduction, then each of such stock options shall terminate on the date specified by the Committee, not to exceed five years after the date of termination, unless it terminates earlier under other provisions of the Plan. Although such exercise is not limited to the exercise rights which had accrued at the date of termination, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof. If the grantee of one or more stock options not described in the prior two sentences of this paragraph shall cease to be employed as a result of a workforce reduction, then each of such stock options shall terminate on the date specified by the Committee, not to exceed three years after the date of termination, unless it terminates earlier under other provisions of the Plan. Although such exercise is not limited to exercise rights which had accrued at the date of termination, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof.

(b)	Notwithstanding the provisions of Sections 9(a) and 10, if an option holder’s employment has terminated for any reason or if the option holder has died, the Committee is authorized to extend the exercise period of any such holder’s outstanding options (and any related SARs) so as to allow the option holder or his or her successor, as applicable, to exercise the affected options (and any related SARs) at any time during the original full Term of the Option, or at any time during any shorter period selected by the Committee. The discretion afforded the Committee herein may be exercised on a case by case basis, or may be exercised in connection with specific groups of options or option holders in specific situations. No exercise of such discretion in one instance shall give rise to any right or expectation of similar treatment by that option holder, or by any other option holder, in any other similar situation.

10.          Exercise of Option or Related SAR After Death of Grantee.  If the grantee of an option and related SAR shall die while in the employ of the Company or within three months after ceasing to be an employee, and if the option and related SAR was in effect at the time of his or her death (whether or not its term had then commenced), the option and related SAR may, until the expiration of five years from the date of death of the grantee or until the earlier expiration of the term of the option and related SAR, be exercised by the successor of the deceased grantee. Although such exercise is not limited to the exercise rights which had accrued at the date of death of the grantee, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof. The provisions of this Section 10 shall be subject to the Committee’s discretion exercised pursuant to Section 9(b) above.

11.          Pyramiding of Options.  The Committee in its sole discretion may from time to time permit the method of exercising options known as pyramiding (the automatic application of shares received upon the exercise of a portion of a stock option to satisfy the exercise price for additional portions of the option).

12.          Shareholder Rights.  No person shall have any rights of a shareholder by virtue of a stock option and related SAR except with respect to shares actually issued to him or her, and issuance of shares shall confer no retroactive right to dividends.

13.          Adjustment for Changes in Capitalization. Any increase in the number of outstanding shares of common stock of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately:

(a)	In an increase in the aggregate number of shares then available for the grant of options and related SAR’s under the Plan, or becoming available through the termination of options and related SAR’s previously granted but unexercised;

(b)	In the number available to grant to any one person;

(c)	In the number subject to options and related SAR’s then outstanding; and

(d)	In the quotas remaining available for exercise under outstanding options and related SAR’s,

and a proportionate reduction shall be made in the per-share option price as to any outstanding options and related SAR’s or portions thereof not yet exercised. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board of Directors shall make such adjustments in the number and class of shares for which options and related SAR’s may thereafter be granted, and in the number and class of shares remaining subject to options and related SAR’s previously granted and in the per-share option price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive; provided, however, that the Board shall not make any adjustments with respect to the number of shares subject to previously granted incentive stock options or available for grant as options if such adjustment would constitute the adoption of a new plan requiring shareholder approval before further incentive stock options could be granted.

14.          Termination, Suspension, or Modification of Plan. The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board of Directors shall not amend the Plan in violation of law and shall not, without shareholder approval, make any amendment to the Plan (other than amendments pursuant to Section 13 herein) that would:

(a)	Increase the number of shares specified in Section 4(a);

(b)	Extend the duration of the Plan specified in Section 3; or

(c)	Modify the class of employees eligible to receive options and related SAR’s under the Plan.

No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any grantee, or by any successor of a grantee (as provided in Section 10 hereof), under the terms of an option and related SAR’s granted before the date of such termination, suspension, or modification, unless such grantee or successor shall consent, but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 13 does not adversely affect any such right.

15.          Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

16.          No Right to Employment.  Neither the adoption of the Plan nor the granting of any stock option or SAR shall confer upon the grantee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or the subsidiary to terminate such employment at any time.

17.         Successors.  This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.